Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

FOUR TIMES SQUARE NEW YORK 10036-6522 — TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com

FIRM/AFFILIATE OFFICES

—

BOSTON

CHICAGO

HOUSTON

LOS ANGELES

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

—

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

SYDNEY

TOKYO

TORONTO

July 14, 2017

Chase Bank USA, National Association

201 North Walnut Street

Wilmington, Delaware 19801

Re:	Registration Statement on Form SF-3 for Chase Issuance Trust (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special counsel to Chase Bank USA, National Association, a national banking association (the “Bank” or “Our Client”), in connection with the Registration Statement on Form SF-3, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance from time to time of certain asset backed securities (the “Notes”) pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act.

The Notes will be issued by Chase Issuance Trust (the “Issuing Entity”), a Delaware statutory trust created pursuant to the Fourth Amended and Restated Trust Agreement, dated as of January 20, 2016 (the “Trust Agreement”), between Chase Card Funding LLC, a Delaware limited liability company (the “Depositor”), as beneficiary and transferor, and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). The Notes will be issued under the Fourth Amended and Restated Indenture, dated as of January 20, 2016 (the “Master Indenture”), between the Issuing Entity and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by (x) the Third Amended and Restated Asset Pool One Supplement, dated as of January 20, 2016 (the “Asset Pool One Supplement”), among the Issuing Entity, the Indenture Trustee and Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”), (y) the Second Amended and Restated CHASEseries Indenture Supplement, dated as of January 20, 2016 (the “CHASEseries Indenture Supplement”), among the Issuing Entity, the Indenture Trustee and the Collateral Agent, and (z) the applicable form of Terms Document for each class of Notes (each, a “Terms Document” and, together with the Master Indenture, the Asset Pool One Supplement and the CHASEseries Indenture Supplement, the “Indenture”), to be dated as of the date of the issuance of a class of Notes, between the Issuing Entity and the Indenture Trustee. The Indenture, together with the Trust Agreement and the Fourth Amended and Restated Transfer and Servicing Agreement, dated as of January 20, 2016 (the “Transfer and Servicing Agreement”), among the Depositor, the Bank, as servicer, account owner and administrator, the Issuing Entity, the Indenture Trustee and the Collateral Agent, are collectively referred to herein as the “Basic Documents”.

Chase Bank USA, National Association

July 14, 2017

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following: (i) the Registration Statement; (ii) the Master Indenture; (iii) the Asset Pool One Supplement; (iv) the CHASEseries Indenture Supplement; (v) the forms of Terms Documents; (vi) the Trust Agreement; (vii) the Transfer and Servicing Agreement; and (viii) certain resolutions adopted by the Board of Directors of the sole member of the Depositor. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Depositor and the Issuing Entity and such agreements, certificates and records of public officials, certificates of officers or other representatives of the Depositor, the Issuing Entity and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Depositor and the Issuing Entity, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Depositor, the Issuing Entity and others and of public officials, including the factual representations and warranties contained in the Basic Documents.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of Delaware.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the terms of the Notes and their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon the Issuing Entity and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuing Entity, and (ii) the Notes have been issued in a form that complies with the Indenture, the Notes have been duly executed and authenticated in accordance with the terms of the Indenture, and issued and delivered against payment therefore as provided in the Indenture, the Notes will be valid and binding obligations of the Issuing Entity enforceable against the Issuing Entity in accordance with their terms, except to the extent that enforcement may be limited by (1) bankruptcy, insolvency, receivership, reorganization, moratorium, conservatorship, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally or the rights of creditors of national banking associations, Delaware limited liability companies and Delaware statutory trusts, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (3) the qualification that certain of the remedial provisions, including

Chase Bank USA, National Association

July 14, 2017

waivers, of the Indenture with respect to the exercise of remedies against the collateral contained in the Indenture may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Indenture, taken as a whole, and the Indenture, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security provided thereby. The delivery of this opinion letter is not intended to create, nor shall it create, an attorney-client relationship with any party except Our Client.

In rendering the opinions set forth above, we have assumed that the execution and delivery by the Issuing Entity of the Indenture and the Notes and the performance by the Issuing Entity of its obligations thereunder will not violate, conflict with or constitute a default under any agreement or instrument to which the Issuing Entity or its properties is subject (except that we do not make this assumption with respect to any of the Basic Documents).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP